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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41048, 333-45002, 333-85304, 333-108246 and
333-113894) and on Form S-8 (Nos. 333-46562, 333-61558, 333-82468, 333-58146,
333-85302, 333-102619 and 333-112614) of Connetics Corporation of our report dated April 16, 2004 relating to the financial statements of the Soriatane product line of Hoffmann-La Roche Inc. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003, which appears in this Current Report on Form 8-K/A of Connetics Corporation dated March 4, 2004.


/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 30, 2004